Exhibit 99.1

IDEXX Laboratories Elects Karen Peacock to Board of Directors

WESTBROOK, Maine, October 7, 2025 – IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced the election of Karen Peacock to the Company’s Board of Directors, effective October 6, 2025.

“We are extremely pleased to welcome Karen to the IDEXX Board of Directors,” said Lawrence D. Kingsley, the Company’s Independent Non-Executive Board Chair. “Karen is a highly accomplished executive with deep B2B, SaaS software and AI experience gained through building and running software and technology companies at various lifecycle stages. We are confident that her extensive professional experience and skills will complement those of our other Board members and contribute to our Board’s overall effectiveness.”

“IDEXX is leading the way in building advanced diagnostics, software and AI to advance pet healthcare and improve efficiency for veterinary practices, in partnership with our customers,” said Ms. Peacock. “I’m excited to join such an innovative company and to work with my fellow directors and the leadership team to continue to deliver on our Purpose.”

Ms. Peacock is the former Chief Executive Officer of Intercom, Inc., a customer service platform and leader in AI. Prior to Intercom, Ms. Peacock spent approximately 14 years at Intuit Inc., a global SaaS software and financial technology company, where she held senior management positions of increasing responsibility, including as Senior Vice President of Intuit’s Small Business division. She currently serves on the board of directors of Dropbox, a leading global collaboration platform, where she is the lead independent director. Ms. Peacock received her bachelor’s degree from Harvard University and her MBA from the Stanford Graduate School of Business.

About IDEXX Laboratories

IDEXX Laboratories, Inc., is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectations or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements. These statements are subject to risks, uncertainties, assumptions, and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of some of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are advised to review IDEXX’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at sec.gov and via IDEXX’s website at idexx.com).

Contact

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media@idexx.com

Investor Relations
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